Exhibit 10.2

OVERSTOCK.COM, INC.

NON-EMPLOYEE DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

OVERSTOCK.COM, INC.

NON-EMPLOYEE DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

Article 6 - Distributions		5

6.1	Distribution Election	5
6.2	Distributions Upon an In-Service Account Triggering Date	5
6.3	Distributions Upon Retirement	6
6.4	Substantially Equal Annual Installments	6
6.5	Distributions upon Death	6
6.6	Changes to Distribution Elections	6
6.7	Acceleration or Delay in Payments	7
6.8	Unforeseeable Emergency	7
6.9	Domestic Relations Orders	7
6.10	Minimum Distribution	7
6.11	Form of Payment	8

Article 7 - Beneficiaries		8

7.1	Beneficiaries	8
7.2	Lost Beneficiary	8

Article 8 - Funding		8

8.1	Prohibition Against Funding	8
8.2	Deposits in Trust	9
8.3	Withholding of Participant Contributions	9

Article 9 - General Provisions		9

9.1	Administrator	9
9.2	No Assignment	9
9.3	Incompetence	10
9.4	Identity	10
9.5	Expenses	10
9.6	Insolvency	10
9.7	Amendment or Modification	10
9.8	Plan Suspension	11
9.9	Plan Termination	11
9.10	Plan Termination due to a Change-in-Control	11
9.11	Construction	11
9.12	Governing Law	12
9.13	Severability	12
9.14	Headings	12
9.15	Terms	12

OVERSTOCK.COM, INC.

NON-EMPLOYEE DIRECTORS

NONQUALIFIED DEFERRED COMPENSATION PLAN

Overstock.com, Inc., a Delaware corporation, hereby adopts this Overstock.com, Inc. Non-Employee Directors Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of its non-employee members of the Board of Directors.  It is intended to comply with Internal Revenue Code Section 409A.

Article 1 - Definitions

1.1                               Account

The sum of all the bookkeeping sub-accounts as may be established for each Participant as provided in Section 5.1 hereof.

1.2                               Administrator

An administrative committee appointed by the Board.  The Plan Administrator shall serve as the agent for the Plan Sponsor with respect to the Trust.

1.3                               Board

The Board of Directors of the Plan Sponsor.

1.4                               Change-in-Control

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a “Change-in-Control” of the Plan Sponsor (which, for purpose of this Section 1.5 shall mean Overstock.com, Inc. but not any of its affiliates or subsidiaries) shall mean the first to occur of any of the following:

(a)                                  the date that any one person or persons acting as a group, other than Patrick M. Byrne, Dorothy M. Byrne or John J. Byrne or an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Patrick M. Byrne, Dorothy M. Byrne and/or John J. Byrne, acquires ownership of Plan Sponsor stock constituting more than fifty percent (50%) of the total voting power of the Plan Sponsor;

(b)                                 the date that any one person or persons acting as a group acquires substantially all of the assets of the Plan Sponsor; or

(c)                                  the date that a majority of members of the Plan Sponsor’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or elections.

1.5                               Code

The Internal Revenue Code of 1986, as amended.

1.6                               Compensation

The Participant’s earned director fee remuneration for serving as a Director, as defined herein.

1.7                               Deferrals

The portion of Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

1.8                               Deferral Election

The separate agreement, submitted to the Administrator, by which an Eligible Director agrees to participate in the Plan and make Deferrals thereto for a Plan Year.

1.9                               Director

Any person serving on the Board.

1.10                        Effective Date

January 1, 2010.

1.11                        Eligible Director

Each non-employee member of the Board.

1.12                        Investment Fund

Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.13                        Participant

An Eligible Director who is a Participant as provided in Article 2.

1.14                        Plan Sponsor

Overstock.com, Inc.

1.15                        Plan Year

Calendar year.

1.16                        Retirement

Retirement shall mean a Participant’s Separation from Service from the Board of Directors.

1.17                        Separation from Service

Provided that such term shall be interpreted within the meaning of regulations promulgated under Code Section 409A, a Participant shall incur a Separation from Service with the Service Recipient upon his or her cessation of service as a member of the Board.

1.18                        Trust

The agreement between the Plan Sponsor and the Trustee, under which the assets of the Plan are held, administered and managed.

1.19                        Trustee

U.S. Bank National Association or such other successor that shall become Trustee pursuant to the terms of the Trust.

Article 2 - Participation

2.1                               Commencement of Participation

Each Eligible Director shall become a Participant as of the date on which his or her Deferral Election first becomes effective.

2.2                               Loss of Eligible Director Status

A Participant who is no longer an Eligible Director shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Director.  Amounts credited to the Account of a Participant who is no longer an Eligible Director shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

Article 3 - Contributions

3.1                               Deferral Elections - General

A Participant’s Deferral Election for a Plan Year is irrevocable for that applicable Plan Year; provided, however that a Deferral Election for a Plan Year may be canceled if required under Section 6.8 (Unforeseeable Emergency) of this Plan.  Such amounts deferred under the Plan shall not be made available to such Participant, except as provided in Article 6, and shall reduce such Participant’s Compensation from the Plan Sponsor in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Plan Sponsor as provided in Article 8.  The Deferral Election, in addition to the requirements set forth below, must designate: (i) the amount of Compensation to be deferred, (ii) the time of the distribution, and (iii) the form of the distribution.

3.2                               Time of Election

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a)                                  A Deferral Election with respect to any Compensation must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned.  As of December 31 of each calendar year, said Deferral Election is irrevocable for the calendar year to which it relates.

(b)                                 Notwithstanding the foregoing and in the discretion of the Plan Sponsor, in a year in which an Eligible Director is first eligible to participate, and provided that such Eligible Director is not eligible to participate in any other similar account balance arrangement subject to Code Section 409A, such Deferral Election may be submitted within thirty (30) days after the date on which the Eligible Director is first eligible to participate, and such Deferral

Election shall apply to Compensation to be paid for services to be performed during the remainder of the calendar year after such election is made.

3.3                               Distribution Elections

At the time a Participant makes a Deferral Election, he or she must also elect the time and form of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) as provided in Sections 5.1 and 6.1.  If the Participant fails to properly designate the time and form of a distribution, the Participant’s Account shall be designated as a Retirement Account and shall be paid in a lump sum.

3.4                               Additional Requirements

The Deferral Election, subject to the limitations set forth in Sections 3.1 and 3.2 hereof, shall comply with the following additional requirements, or as otherwise required by the Administrator in its sole discretion:

(a)                                  Deferrals may be made in whole percentages or stated dollar amounts with such limitations as determined by the Administrator.

(b)                                 The maximum amount that may be deferred each Plan Year is one-hundred percent (100%) of the Participant’s Compensation.

(c)                                  The distribution year for an In-Service Account must be at least two (2) Plan Years subsequent to the Plan Year in which the Participant first establishes the In-Service subaccount to be credited with contributions.

3.5                               Crediting of Contributions

Deferrals shall be credited to a Participant’s Account, and if applicable transferred to the Trust, at such time as the Plan Sponsor shall determine.

Article 4 - Vesting

4.1                               Vesting of Deferrals

A Participant shall be one-hundred percent (100%) vested in his or her Account attributable to Deferrals and any earnings or losses on the investment of such Deferrals.

Article 5 - Accounts

5.1                               Accounts

The Administrator shall establish and maintain a bookkeeping account in the name of each Participant.  The Administrator shall also establish sub-accounts as provided in subsection (a) and (b), below, as elected by the Participant pursuant to Article 3.  A Participant may have a maximum of ten (10) sub-accounts at any time.

(a)                                  A Participant may establish one or more Retirement Account(s) (“Retirement sub-accounts”) by designating as such on the Participant’s Deferral Election.  Each Participant’s Retirement sub-account shall be credited with Deferrals (as specified in the

Participant’s Deferral Election) and the Participant’s allocable share of any earnings or losses on the foregoing.

(b)                                 A Participant may establish one or more In-Service Accounts (“In-Service sub-accounts”) by designating as such in the Participant’s Deferral Election the year in which payment shall be made.  Each Participant’s In-Service sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election) and the Participant’s allocable share of any earnings or losses on the foregoing.

5.2                               Investments, Gains and Losses

(a)                                  A Participant may direct that his or her Retirement sub-accounts and or In-Service sub-accounts established pursuant to Section 5.1 may be valued as if they were invested in one or more Investment Funds as selected by the Plan Sponsor in multiples of one percent (1%).  The Plan Sponsor may from time to time, at the discretion of the Administrator, change the Investment Funds for purposes of this Plan.

(b)                                 The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, investment experience, distributions and any other appropriate adjustments.  Such adjustments shall be made as frequently as is administratively feasible.

(c)                                  A Participant may change his or her selection of Investment Funds no more than six (6) times each Plan Year with respect to his or her Account or sub-accounts by filing a new election in accordance with procedures established by the Administrator.  An election shall be effective as soon as administratively feasible following the date the change is submitted on a form prescribed by the Administrator.

(d)                                 Notwithstanding the Participant’s ability to designate the Investment Fund in which his or her deferred Compensation shall be deemed invested, the Plan Sponsor shall have no obligation to invest any funds in accordance with the Participant’s election.  Participants’ Accounts shall merely be bookkeeping entries on the Plan Sponsor’s books, and no Participant shall obtain any property right or interest in any Investment Fund.

Article 6 - Distributions

6.1                               Distribution Election

Each Participant shall designate in his or her Deferral Election the form and timing of his or her distribution by indicating the type of sub-account as described under Section 5.1, and by designating the form in which payments shall be made from the choices available under Section 6.2 and 6.3 hereof.  Notwithstanding anything to the contrary contained herein provided, no acceleration of the time or schedule of payments under the Plan shall occur except as permitted under this Plan, Code Section 409A and the regulations thereunder.

6.2                               Distributions Upon an In-Service Account Triggering Date

In-Service sub-account distributions shall begin as soon as administratively feasible but no later than ninety (90) days following January 1 of the calendar year designated by the

Participant on a properly submitted Deferral Election, and are payable in either a lump-sum payment or substantially equal annual installments, as described in Section 6.4 below, over a period of up to ten (10) years as elected by the Participant in his or her Deferral Election.  If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment.

6.3                               Distributions Upon Retirement

If the Participant has a Separation from Service, the Participant’s Retirement sub-account(s) shall be distributed as soon as administratively feasible but no later than ninety (90) days following Participant’s Retirement, provided that the Participant shall have no right to designate the taxable year of the payment.  Distribution shall be made either in a lump-sum payment or in substantially equal annual installments, as defined in Section 6.4 below, over a period of up to ten (10) years as elected by the Participant.  If the Participant fails to properly designate the form of the distribution, the sub-account shall be paid in a lump-sum payment.  If a Participant has any In-Service sub-accounts at the time of his or her Retirement, said sub-accounts shall not be distributed at Retirement; rather they shall be distributed according to the Participant’s Deferral Election as it applies to that sub-account.

6.4                               Substantially Equal Annual Installments

(a)                                  The amount of the substantially equal payments shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).  The amounts of the payments for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1). Installment payments made pursuant to this Section 6.4 shall be made as soon as administratively feasible but no later than ninety (90) days following the distribution event and each anniversary of the distribution event, provided that the Participant shall have no right to designate the taxable year of any payment.

(b)                                 For purposes of the Plan pursuant to Code Section 409A and regulations thereunder, a series of annual installments from a particular subaccount shall be considered a single payment.

6.5                               Distributions upon Death

Upon the death of a Participant, all amounts credited to his or her Account shall be paid, as soon as administratively feasible but no later than ninety (90) days following Participant’s date of death, to his or her beneficiary or beneficiaries, as determined under Article 7 hereof, in a lump sum, provided that the beneficiary or beneficiaries shall have no right to designate the taxable year of the payment.

6.6                               Changes to Distribution Elections

A Participant will be permitted to elect to change the form or timing of the distribution of the balance of his or her one or more sub-accounts within his or her Account to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirement that (i) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Plan Sponsor, (ii) an election to further defer a distribution (other than a distribution upon death or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Plan Sponsor at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election.  Once a sub-account begins distribution, no such changes to distributions shall be permitted.

6.7                               Acceleration or Delay in Payments

To the extent permitted by Code Section 409A, and notwithstanding any provision of the Plan to the contrary, the Administrator, in its sole discretion, may elect to (i) accelerate the time or form of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-3(j)(4), or (ii) delay the time of payment of a benefit owed to a Participant hereunder in accordance with the terms and subject to the conditions of Treasury Regulations Section 1.409A-2(b)(7).

6.8                               Unforeseeable Emergency

The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant, or the Participant’s beneficiary, has experienced an Unforeseeable Emergency.  An Unforeseeable Emergency is defined as a severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  If an Unforeseeable Emergency is determined to exist, a distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  Upon a distribution to a Participant under this Section 6.10, the Participant’s Deferrals shall cease and no further Deferrals shall be made for such Participant for the remainder of the Plan Year and for the immediately succeeding Plan Year.

6.9                               Domestic Relations Orders

The Administrator may permit the acceleration of the time or schedule of a payment under the Plan to an individual other than a Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

6.10                        Minimum Distribution

Notwithstanding any provision to the contrary, if the balance of a Participant’s Account at the time of a distribution event or at the time of a scheduled installment payment does not exceed $15,000 (or, if less, the applicable dollar amount under Code Section 402(g)), then the Participant shall be paid his or her Account as a single lump sum, provided that the distribution results in the termination and liquidation of the Participant’s entire interest in the Plan, including all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single plan under the plan aggregation rules of Code Section 409A and regulations thereunder.

6.11                        Form of Payment

All distributions shall be made in the form of cash.

Article 7 - Beneficiaries

7.1                               Beneficiaries

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan.  Such designation shall be made in a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator.  If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), or if no beneficiary is validly designated then the amounts payable under this Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2                               Lost Beneficiary

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.  If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited.  Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

8.1                               Prohibition Against Funding

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Plan Sponsor and the Participants, their beneficiaries or any other person.  Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Plan Sponsor, subject to the claims of its general creditors.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes.  Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Plan Sponsor itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor.  The Plan Sponsor or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.2                               Deposits in Trust

Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Plan Sponsor may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.  The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant.

8.3                               Withholding of Participant Contributions

The Administrator is authorized to make any and all necessary arrangements with the Plan Sponsor in order to withhold the Participant’s Deferrals under Section 3.1 hereof from his or her Compensation.  The Administrator shall determine the amount and timing of such withholding.

Article 9 - General Provisions

9.1                               Administrator

(a)                                  The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into the Trust in accordance with Section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Plan Sponsor it deems necessary to determine whether the Plan Sponsor would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)                                 The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)                                  The Administrator shall be indemnified and saved harmless by the Plan Sponsor from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Plan Sponsor fails to provide such defense upon the request of the Administrator.  The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

9.2                               No Assignment

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

9.3                               Incompetence

If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Plan Sponsor to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Sponsor, the Administrator and the Trustee.

9.4                               Identity

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.  Any expenses incurred by the Plan Sponsor, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

9.5                               Expenses

All expenses incurred in the administration of the Plan whether incurred by the Plan Sponsor or the Plan shall be paid by the Plan Sponsor.

9.6                               Insolvency

Should the Plan Sponsor be considered insolvent (as defined by the Trust), the Plan Sponsor, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee.  Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants or their beneficiaries and shall hold any and all assets attributable to the Plan Sponsor for the benefit of the general creditors of the Plan Sponsor.

9.7                               Amendment or Modification

The Plan Sponsor may, at any time, in its sole discretion, amend or modify the Plan in whole or in part, except that no such amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that such amendment or modification complies with Code Section 409A and related regulations thereunder.

9.8                               Plan Suspension

The Plan Sponsor further reserves the right to suspend the Plan in whole or in part, except that no such suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that the distribution of the vested Participant Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to suspension as if the Plan had not been suspended.

9.9                               Plan Termination

The Plan Sponsor further reserves the right to terminate the Plan in whole or in part, in the following manner, except that no such termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and provided that any distribution in connection with such termination complies with Code Section 409A and related regulations thereunder:

(a)                                  The Plan Sponsor, in its sole discretion, may terminate the Plan and distribute all vested Participants’ Accounts no earlier than twelve (12) calendar months from the date of the Plan termination and no later than twenty-four (24) calendar months from the date of the Plan termination, provided however that all other similar arrangements are also terminated by the Plan Sponsor for any affected Participant and no other similar arrangements are adopted by the Plan Sponsor for any affected Participant within a three (3) year period from the date of termination; or

(b)                                 The Plan Sponsor may decide, in its sole discretion, to terminate the Plan in the event of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court, provided that the Participants vested Account balances are distributed to Participants and are included in the Participants’ gross income in the latest of:  (i) the calendar year in which the termination occurs; (ii) the calendar year in which the amounts deferred are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which payment is administratively practicable.

9.10                        Plan Termination due to a Change-in-Control

The Plan Sponsor may decide, in its discretion, to terminate the Plan in the event of a Change-in-Control and distribute all vested Participants’ Account balances no earlier than thirty (30) days prior to the Change-in-Control and no later than twelve (12) months after the effective date of the Change-in-Control, provided however that the Plan Sponsor terminates all other similar arrangements for any affected Participant.

9.11                        Construction

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

9.12                        Governing Law

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Utah other than its laws respecting choice of law.

9.13                        Severability

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.

9.14                        Headings

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

9.15                        Terms

Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

IN WITNESS WHEREOF, Overstock.com, Inc. has caused this instrument to be executed by its duly authorized officer, effective as of this 11th day of December, 2009.

Overstock.com, Inc.

By:	/s/ Jonathan E. Johnson

Title:	President

ATTEST:

By:	/s/ Stephen J. Chesnut

Title:	Senior Vice President, Finance